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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

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                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 20, 2005


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                                Morgan Stanley
            (Exact name of registrant as specified in its charter)

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           Delaware                       1-11758                36-3145972
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

   1585 Broadway, New York, New York                                10036
(Address of principal executive offices)                          (Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000

                                Not Applicable
         (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.


On December 20, 2005, Morgan Stanley (the "Company") entered into a letter agreement with Mr. David H. Sidwell, Executive Vice President and Chief Financial Officer of the Company, to amend the prior agreement, dated June 30, 2005, between the Company and Mr. Sidwell concerning Mr. Sidwell's employment with the Company (the "Prior Agreement"). Pursuant to the agreement, (a) the provisions of the Prior Agreement, including those relating to termination of employment for "good reason," severance and guaranteed compensation, were eliminated, provided, however, that the awards listed on Exhibit A to the Prior Agreement will continue to vest upon a termination of Mr. Sidwell's employment (subject to the non-competition and other cancellation provisions applicable to those awards) and (b) Mr. Sidwell will receive a one-time special award of $8,000,000 in restricted stock units. This summary is qualified by the entirety of the terms and conditions set forth in the agreement that is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference.


Item 9.01.    Financial Statements and Exhibits.

(c)   Exhibits


       Exhibit
       Number     Description


         10 Agreement, dated December 20, 2005, between the Company and Mr. Sidwell.



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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                MORGAN STANLEY
                                                (Registrant)


                                                By: /s/ Ronald T. Carman
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                                                Name:  Ronald T. Carman
                                                Title: Assistant Secretary


Date: December 22, 2005